As filed with the Securities and Exchange Commission on July 29, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUNNOVA ENERGY INTERNATIONAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	30-1192746
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

20 East Greenway Plaza, Suite 475 Houston, Texas 77046	77046
(Address of Principal Executive Offices)	(Zip Code)

Sunnova Energy International Inc. 2013 Stock Option Plan

Sunnova Energy International Inc. Stock Option Plan

Sunnova Energy International Inc. 2019 Long-Term Incentive Plan

(Full titles of the plans)

Walter A. Baker

Executive Vice President, General Counsel and Secretary

Sunnova Energy International Inc.

20 East Greenway Plaza, Suite 475

Houston, Texas 77046

(281) 985-9904

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Joshua Davidson Travis J. Wofford Baker Botts L.L.P. 910 Louisiana Street Houston, TX 77002 (713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share
Sunnova Energy International Inc. 2019 Long-Term Incentive Plan	5,229,318(2)	$12.00(5)	$62,751,816	$7,606
Sunnova Energy International Inc. Stock Option Plan	4,288,950(3)	$15.94(6)	$68,365,863	$8,286
Sunnova Energy International Inc. 2013 Stock Option Plan	26,032(4)	$1.85(7)	$48,159	$6
Total	9,544,300	N/A	$131,165,838	$15,898

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock (“Common Stock”) that may be offered or become issuable under the Sunnova Energy International Inc. 2019 Long-Term Incentive Plan (“2019 Plan”), the Sunnova Energy International Inc. Stock Option Plan (“2016 Plan”) and the Sunnova Energy International Inc. 2013 Stock Option Plan (“2013 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Represents shares of Common Stock reserved for issuance pursuant to future awards under the 2019 Plan. The number of shares of Common Stock available for issuance under the 2019 Plan will be increased by any shares of Common Stock subject to awards outstanding under the 2013 Plan or 2016 Plan that are forfeited or terminated, expire unexercised, are settled in cash or exchanged for awards that do not involve Common Stock. The 2019 Plan also provides that the number of shares reserved for issuance under the 2019 Plan will automatically increase on January 1st each calendar year by the lesser of (a) the number of shares necessary for the total shares remaining available for additional awards under the plan to reach five percent (5.0%) of the total number of the Registrant’s capital stock outstanding as of December 31st of the immediately preceding calendar year or (b) a number determined by the Registrant’s board of directors.

(3)

Represents shares of Common Stock reserved for issuance pursuant to outstanding stock option awards under the 2016 Plan as of the date of this Registration Statement. Any stock options outstanding under the 2016 Plan that are forfeited or terminated, expire unexercised, are settled in cash or exchanged for awards that do not involve Common Stock will become available for issuance as shares of Common Stock under the 2019 Plan.

(4)

Represents shares of Common Stock reserved for issuance pursuant to outstanding stock option awards under the 2013 Plan as of the date of this Registration Statement. Any stock options outstanding under the 2013 Plan that are forfeited or terminated, expire unexercised, are settled in cash or exchanged for awards that do not involve Common Stock will become available for issuance as shares of Common Stock under the 2019 Plan.

(5)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $12.00 per share, which is the initial public offering price per share of Common Stock set forth on the cover page of the Registrant’s prospectus dated July 24, 2019 relating to the Registrant’s initial public offering.

(6)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $15.94 per share, the weighted-average exercise price of stock option awards outstanding under the 2016 Plan as of the date of this Registration Statement.

(7)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $1.85 per share, the weighted-average exercise price of stock option awards outstanding under the 2013 Plan as of the date of this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

Sunnova Energy International Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

(a) The Registrant’s prospectus, dated July 24, 2019, filed with the Commission pursuant to Rule 424(b) under the Securities Act, relating to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-232393), which contains audited financial statements for the Registrant’s latest fiscal year, for which such statements have been filed.

(b) The description of Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38995) filed with the Commission on July 22, 2019, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

(c) All other reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents, except as to specific sections of such reports and documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our new amended and restated certificate of incorporation and bylaws will contain provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability:

•	for any breach of the director’s duty of loyalty to our company or our stockholders;

•	for any act or omission not in good faith or that involve intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

We have entered into or will enter into separate indemnification agreements with each of our directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the DGCL and also to provide for certain additional procedural protections. We believe that these agreements and insurance policies are necessary to attract and retain qualified individuals to serve as directors and executive officers.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

We intend to maintain liability insurance policies that indemnify our directors and officers against various liabilities, including certain liabilities under arising under the Securities Act and the Exchange Act, which may be incurred by them in their capacity as such.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The exhibits to this Registration Statement are listed below:

Exhibit

Number	Description

4.1(1)	Certificate of Incorporation of the Registrant, as currently in effect.

4.2(2)	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be entered into in connection with the merger preceding the Registrant’s initial public offering.

4.3(3)	Form of Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant, to be entered into in connection with the reverse stock split preceding the Registrant’s initial public offering.

4.4(4)	Form of Second Amended and Restated Certificate of Incorporation of the Registrant, to be effective immediately following the completion of the Registrant’s initial public offering.

4.5(5)	Bylaws of the Registrant, as currently in effect.

4.6(6)	Form of Amended and Restated Bylaws of the Registrant, to be entered into in connection with the merger preceding the Registrant’s initial public offering.

4.7(7)	Form of Second Amended and Restated Bylaws of the Registrant, to be effective immediately following the completion of the Registrant’s initial public offering.

4.8(8)	Form of Common Stock Certificate.

5.1	Opinion of Baker Botts L.L.P.

10.1	Sunnova Energy International Inc. 2013 Stock Option Plan and related forms of award agreements.

10.2	Sunnova Energy International Inc. Stock Option Plan and related forms of award agreements.

10.3	Sunnova Energy International Inc. 2019 Long-Term Incentive Plan and related forms of award agreements.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3	Consent of Baker Botts L.L.P. (reference is made to Exhibit 5.1).

23.4	Power of Attorney (included on the signature page).

(1)	Filed with the Commission on July 12, 2019 as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232393) and incorporated herein by reference.

(2)	Filed with the Commission on July 12, 2019 as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232393) and incorporated herein by reference.

(3)	Filed with the Commission on July 12, 2019 as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232393) and incorporated herein by reference.

(4)	Filed with the Commission on July 12, 2019 as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232393) and incorporated herein by reference.

(5)	Filed with the Commission on July 12, 2019 as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232393) and incorporated herein by reference.

(6)	Filed with the Commission on July 12, 2019 as Exhibit 3.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232393) and incorporated herein by reference.

(7)	Filed with the Commission on July 17, 2019 as Exhibit 3.7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232393) and incorporated herein by reference.

(8)	Filed with the Commission on July 12, 2019 as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-232393) and incorporated herein by reference.

ITEM 9. UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 29th day of July, 2019.

SUNNOVA ENERGY INTERNATIONAL INC.

By:	/s/ William J. Berger
Name: William J. Berger
Title: Chief Executive Officer, Chairman of the Board and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Berger, Walter A. Baker, and Robert L. Lane, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William J. Berger William J. Berger	Chief Executive Officer, Chairman of the Board and President (Principal Executive Officer)	July 29, 2019

/s/ Robert L. Lane Robert L. Lane	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 29, 2019

/s/ Rahman D’Argenio Rahman D’Argenio	Director	July 29, 2019

/s/ Matthew DeNichilo Matthew DeNichilo	Director	July 29, 2019

/s/ Doug Kimmelman Doug Kimmelman	Director	July 29, 2019

/s/ Mark Longstreth Mark Longstreth	Director	July 29, 2019

Signature	Title	Date

/s/ Michael C. Morgan Michael C. Morgan	Director	July 29, 2019

/s/ C. Park Shaper C. Park Shaper	Director	July 29, 2019

/s/ Scott D. Steimer Scott D. Steimer	Director	July 29, 2019